Exhibit 99.1

Contact:

AtriCure, Inc.

Andy Wade

Vice President and Chief Financial Officer

(513) 755-4564

awade@atricure.com

Investor Relations Contact

Lynn Pieper

Westwicke Partners

(415) 202-5678

lynn.pieper@westwicke.com

AtriCure Announces Preliminary Results for Fourth Quarter and Full Year 2014

Issues 2015 Guidance

WEST CHESTER, Ohio – January 12, 2015 – AtriCure, Inc. (Nasdaq: ATRC), a leading innovator in surgical treatments for atrial fibrillation (“Afib”) and Left Atrial Appendage Management (“LAAM”), today announced preliminary financial results for fourth quarter and full year 2014 and issued 2015 financial guidance.

Preliminary and unaudited revenue for fourth quarter 2014 is expected to be approximately $29.5 million, reflecting growth of approximately 34.6% over the fourth quarter of 2013. Based on this preliminary estimate, revenue from U.S. customers is expected to be $22.1 million, reflecting growth of 35.1%, and revenue from international customers is expected to be $7.3 million, reflecting growth of 33.2%, or 41.4% on a constant currency basis.

Preliminary revenue for full year 2014 is expected to be $107.5 million, reflecting year over year growth of 31.3% over full year 2013.

“We are pleased to report preliminary fourth quarter and full year 2014 results which reflect continued growth and momentum across our product lines. We continue to see a tremendous amount of untapped potential in our markets, and thus our plans remain focused on growth and successfully expanding the Afib market through improved patient outcomes, training and education. We are providing our outlook for 2015 and look forward to providing additional detail on our growth strategy when we release our final 2014 results in late February,” said Mike Carrel, President and Chief Executive Officer of AtriCure.

2015 Financial Guidance

Management projects that 2015 revenue will be in the range of $122.5 million to $124.5 million, which represents an increase of 14% to 16% over 2014. At current foreign exchange rates, this range reflects an estimated $1.6 million adverse currency impact due to the weakening Euro against the U.S. Dollar.

Adjusted EBITDA, a non-GAAP measure, is projected to be a loss in the range of $7 to $9 million for 2015 as we continue to make strategic investments to drive our long-term growth plan. We will provide a reconciliation of this non-GAAP measure to the related GAAP measure in our release of final 2014 results.

About AtriCure, Inc.

AtriCure, Inc. is a medical device company providing innovative atrial fibrillation (Afib) solutions designed to produce superior outcomes that reduce the economic and social burden of atrial fibrillation. AtriCure’s Synergy™ Ablation System is the first and only surgical device approved for the treatment of Persistent and Longstanding Persistent forms of Afib in patients undergoing certain open concomitant procedures. AtriCure’s AtriClip Left Atrial Appendage Management (LAAM) exclusion device is the most widely sold device worldwide that’s indicated for the occlusion of the left atrial appendage. The company believes cardiothoracic surgeons are adopting its ablation and LAAM devices for the treatment of Afib and reduction of Afib related complications such as stroke. Afib affects more than 33.5 million people worldwide.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates (including projections and guidance), other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, AtriCure’s ability to retain and attract key employees, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, AtriCure’s ability to continue to be in compliance with applicable U.S. federal and state and foreign government laws and regulations, AtriCure’s ability to consummate acquisitions or, if consummated, to successfully integrate acquired businesses into AtriCure’s operations, AtriCure’s ability to recognize the benefits of acquisitions, including potential synergies and cost savings, failure of an acquisition or acquired company to achieve its plans and objectives generally, risk that proposed or consummated acquisitions may disrupt operations or pose difficulties in employee retention or otherwise affect financial or operating results, competition from existing and new products and procedures, including the development of drug or catheter-based technologies, or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, fluctuations in exchange rates for future sales denominated in foreign currency, which represent a majority of AtriCure’s sales outside of the United States, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.